Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in this Pre-effective Amendment to the Registration Statement on Form S-3 (333-138429) of Verso Technologies, Inc. of our report dated September 21, 2005, relating to the consolidated financial statements of Verilink Corporation as of and for the year ended July 1, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
           /s/ Ehrhardt Keefe Steiner & Hottman PC
                 Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
December 13, 2006